UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5051 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5622 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[×]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 20, 2012, Energy Transfer Equity, L.P. (“ETE”) and Southern Union Company (“Southern Union”) issued a joint press release announcing the preliminary results of the elections made by Southern Union stockholders regarding their preferences as to the form of merger consideration they will receive in connection with Southern Union’s pending merger with ETE, which is currently expected to be completed on or about March 26, 2012.

As previously announced, under the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011, as amended (the “Merger Agreement”), among Southern Union, ETE and Sigma Acquisition Corporation, a wholly-owned subsidiary of ETE, Southern Union stockholders could elect to exchange each outstanding share of Southern Union common stock for $44.25 of cash or 1.00x ETE common unit, with no more than 60% of the aggregate merger consideration payable in cash and no more than 50% of the aggregate merger consideration payable in ETE common units. Elections in excess of either the cash or common unit limits will be subject to proration.

Based on available information as of the election deadline of 5:00 p.m., Eastern Time, on March 19, 2012, the preliminary merger consideration election results were as follows:

•
Holders of approximately 55% of outstanding Southern Union shares, or 68,644,424 Southern Union shares, elected to receive cash. This includes 15,522,372 shares subject to guaranteed delivery procedures.

•
Holders of approximately 45% of outstanding Southern Union shares, or 56,212,227 Southern Union shares, will receive ETE common units.  This amount is comprised of 38,973,314 Southern Union shares for which holders elected to receive ETE common units (which includes 4,350,144 shares subject to guaranteed delivery procedures) and 17,238,913 Southern Union shares for which holders either did not make an election or did not deliver a valid election form prior to the election deadline and, therefore, will be deemed to have elected to receive ETE common units.

Elections made pursuant to the notice of guaranteed delivery procedure require the delivery of Southern Union shares to Computershare Trust Company, N.A., the exchange agent for the merger, by 5:00 p.m., New York time, on March 22, 2012.  If the exchange agent does not receive the required stock certificates or book-entry transfer of shares by the guaranteed delivery deadline, the Southern Union shares subject to such elections will be treated as shares deemed to have made an election for ETE common units.

After the final results of the merger consideration election process are determined, the final allocation of the merger consideration will be calculated in accordance with the terms of the Merger Agreement.

The joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                             Exhibit
99.1	Joint Press Release issued by Southern Union and ETE dated March 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: March 20, 2012	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

  Exhibit No.                                                                 Description

99.1	Joint Press Release issued by Southern Union and ETE dated March 20, 2012.